Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO
SECOND LIEN CREDIT, SECURITY AND PLEDGE AGREEMENT

AMENDMENT NO. 2 TO SECOND LIEN CREDIT, SECURITY AND PLEDGE AGREEMENT, dated as of December 31, 2012 (this “Amendment”), is by and among KEY BRAND ENTERTAINMENT INC. a Delaware corporation (the “Borrower”), THEATRE DIRECT NY, INC., a Delaware corporation (the “Company”) and HOLLYWOOD MEDIA CORP., a Florida corporation (the “Lender”).

WITNESSETH:

WHEREAS, the Borrower, the Company, and the Lender are parties to that certain Second Lien Credit, Security and Pledge Agreement, dated as of December 15, 2010 (as amended by that certain Amendment No. 1 to Second Lien Credit, Security and Pledge Agreement, dated as of April 22, 2012, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Credit Agreement);

WHEREAS, the Borrower is prepaying all indebtedness and other obligations outstanding under that certain Credit, Security, Pledge and Guaranty Agreement, dated as of January 23, 2008, among the Borrower, certain of its other subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent and as Issuing Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Senior Credit Agreement”), in whole or in part with loan proceeds received from certain lenders pursuant to that certain Credit, Security, Pledge and Guaranty Agreement, being entered into as of the date hereof, among the Borrower, certain of its other subsidiaries party thereto, the lenders party thereto and Terido LLP, in its capacity as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “New Senior Credit Agreement”);

WHEREAS, the Borrower has requested that certain amendments be made to the Credit Agreement and for the Borrower, the Lender and the Senior Administrative Agent (as defined in Section 1 below) to enter into a Subordination and Intercreditor Agreement, in each case, to reflect the execution of the New Senior Credit Agreement; and

WHEREAS, subject to the terms and conditions set forth below, the Lender has agreed to consent to such amendments, as more particularly set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.            Amendments to Definitions.

(a)          Article 1 (Definitions) of the Credit Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:

“Fiscal Month” shall mean any of the monthly accounting periods of the Credit Parties.

“Fiscal Year” shall mean any of the annual accounting periods of the Credit Parties ending on June 30 of each year.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“Second Amendment” shall mean that certain Amendment No. 2 to Second Lien Credit, Security and Pledge Agreement, dated as of the Second Amendment Effective Date, among the Borrower, the Company and the Lender.

“Second Amendment Effective Date” shall mean December 31, 2012.

“Senior Administrative Agent” shall mean Terido LLP, or any other Person acting in the capacity of administrative agent under the Senior Credit Agreement, and its or their successors and assigns.

“Senior Credit Agreement” shall mean that certain Credit, Security, Pledge and Guaranty Agreement, dated as of December 31, 2012, among the Borrower, certain of its other subsidiaries party thereto, the lenders party thereto and the Senior Administrative Agent, as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced from time to time in accordance with the terms of this Credit Agreement. Any reference to the “Senior Credit Agreement” hereunder shall be deemed to be a reference to the Senior Credit Agreement then in effect.

“Senior Obligations” shall have the meaning given to the term “Obligations” in the Senior Credit Agreement.

(b)          Article 1 (Definitions) of the Credit Agreement is hereby amended by amending and restating the definition of “Intercreditor Agreement” in its entirety as follows:

“Intercreditor Agreement” shall mean that certain subordination and intercreditor agreement, dated as of the Second Amendment Effective Date, by and among the Senior Administrative Agent, the Lender and the Borrower, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and this Credit Agreement.

(c)          Article 1 (Definitions) of the Credit Agreement is hereby amended by amending and restating the definition of “Maturity Date” in its entirety as follows:

“Maturity Date” shall mean June 30, 2015.”

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2.          Other Amendments to the Credit Agreement.

(a)          Section 2.4 (Reduction of the Loan; Mandatory Repayments) of the Credit Agreement is hereby amended by inserting the following new sub-clause (d) immediately after the existing sub-clause (c) therein:

“(d)          Subject to the Intercreditor Agreement, upon the incurrence or issuance of any Indebtedness prohibited to be incurred or issued pursuant to Section 6.1, but excluding any Indebtedness incurred or issued on one or more occasions for the purpose of refinancing or replacing the Senior Obligations under the Senior Credit Agreement, the Borrower shall immediately prepay the Facility in an amount equal to the lesser of (i) the amount of principal of and interest on the Loan outstanding, and any other amounts due and unpaid thereunder, in each case as of such date of prepayment and (ii) 100% of the net proceeds of such incurrence or issuance.”

(b)          Section 2.5 (Interest) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“Section 2.5           Interest.

(a)          Interest shall be payable (i) from the Closing Date until (but excluding) the Second Amendment Effective Date at a rate per annum equal to twelve per cent (12%) and (ii) from and after the Second Amendment Effective Date at a rate per annum equal to thirteen per cent (13%) (in each case computed on the basis of the actual number of days elapsed over a year of 360 days). Interest shall be payable on each applicable Interest Payment Date and on the Maturity Date.

(b)          Anything in this Credit Agreement or the Note to the contrary notwithstanding, the interest rate on the Loan shall in no event be in excess of the maximum permitted by Applicable Law.”

(c)          The Credit Agreement is hereby amended by inserting the following new Sections 3.13 (Foreign Assets Control Regulations and Anti-Money Laundering), 3.14 (PATRIOT Act), 3.15 (Indebtedness) and 5.21 (OFAC) therein:

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“Section 3.13         Foreign Assets Control Regulations and Anti-Money Laundering. The Borrower, each Credit Party and each Subsidiary of the Borrower and each Credit Party is and will remain in compliance in all material respects with all US economic sanctions laws, Executive Orders and implementing regulations as promulgated by the US Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party and no Subsidiary or Affiliate of a Credit Party (i) is a Person designated by the United States Government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a US Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of US economic sanctions laws such that a US Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of US economic sanctions prohibitions such that the entry into, or performance under, this Credit Agreement or any other Fundamental Document would be prohibited under US law.”

“Section 3.14         Patriot Act. The Borrower, the Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.”

“Section 3.15         Indebtedness. All outstanding Indebtedness of each Credit Party as of the Second Amendment Effective Date (except for the Obligations) is described in Schedule 3.15 attached to the Second Amendment.”

“Section 5.21         OFAC. No Credit Party shall and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Sections 3.13 and 3.14.”

(d)          Section 5.1 (Financial Statements and Reports) of the Credit Agreement is hereby amended by deleting such section (and its sub-clauses) in its entirety and replacing it with the following:

“Section 5.1           Financial Statements and Reports. Furnish or cause to be furnished to the Lender in electronic or hard form:

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(a)          within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower (or, in the case of the Fiscal Year ended June 30, 2012, on or before January 15, 2013) (or such earlier deadline as may apply to the Borrower under applicable securities laws), commencing with the Fiscal Year ending June 30, 2013, the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of, and the related consolidated statements of income, stockholders’ equity and cash flows for, such Fiscal Year, and commencing with the Fiscal Year ending June 30, 2013, the corresponding figures as at the end of, and for, the preceding Fiscal Year, accompanied by an unqualified report and opinion of an independent public accountant retained by the Borrower and reasonably satisfactory to the Lender, provided, that each of Deloitte & Touche, KPMG, PricewaterhouseCoopers and Ernst & Young shall be deemed to be satisfactory, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements, together with a certificate signed by an Authorized Officer of the Borrower and its Consolidated Subsidiaries, to the effect that such financial statements fairly present in all material respects the combined financial position of the Borrower and its Consolidated Subsidiaries as at the dates indicated and the results of their operations for the periods indicated in conformity with GAAP;

(b)          within thirty (30) days after the end of each Fiscal Month of the Borrower, commencing with the Fiscal Month ending December 31, 2012, the unaudited consolidated balance sheet of (i) the Borrower and its Consolidated Subsidiaries and (ii) the Company and its Consolidated Subsidiaries, plus, in each case, the related unaudited consolidated statements of income, stockholders’ equity and cash flows for, such Fiscal Month, and for the portion of the Fiscal Year through the end of such Fiscal Month and the corresponding figures, all as at the end of such Fiscal Month, and for the corresponding period, in the preceding Fiscal Year, together with a certificate signed by an Authorized Officer of the Borrower or the Company, as applicable, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Borrower or the Company, as applicable, all adjustments necessary to present fairly in all material respects the financial position of (x) the Borrower and its Consolidated Subsidiaries and (y) the Company and its Consolidated Subsidiaries, in each case as at the end of the Fiscal Month and the results of operations for the Fiscal Month then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)          simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of an Authorized Officer of the Borrower, in form and substance reasonably satisfactory to the Lender, (i) stating whether or not such Authorized Officer has actual knowledge, after due inquiry, of any condition or event which would constitute an Event of Default or Default and, if so, specifying each such condition or event, the nature thereof and any action taken or proposed to be taken with respect thereto, (ii) certifying that all filings required under Section 5.6 hereof have been made and listing each such filing that has been made since the date of the last certificate delivered in accordance with this Section 5.1(c), (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered to the Lender hereunder and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) identifying any changes of the type described in Section 6.9 that have not been previously reported by a Credit Party and (v) setting forth the Borrower’s calculations showing compliance or non-compliance with the covenants in Sections 6.14 and 6.15 of the Senior Credit Agreement;

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(d)          within ten (10) Business Days of receipt thereof by a Credit Party, copies of all management letters issued to such Person by its auditors;

(e)          promptly upon their becoming available, copies of (i) all registration statements, proxy statements, notices and reports any Credit Party shall file with any securities exchange or with the Securities and Exchange Commission or any successor agency, if any, and (ii) all reports, financial statements, press releases and other information which any Credit Party shall release, send or make available to its common Equity Interest holders generally simultaneously with its distribution to the Borrower’s management;

(f)          within sixty (60) days of the end of each of the first three Fiscal Quarters of each Fiscal Year and within one hundred and twenty (120) days of the end of each Fiscal Year, a brief narrative report by management outlining the business, financial condition and results of operations of the Credit Parties, in a form reasonably acceptable to the Lender;

(g)          promptly, notice of any change in, or withdrawal of, the auditors from time to time engaged by the Credit Parties for the purposes of their periodic independent financial statement audits;

(h)          promptly upon request therefor, any information required by the Lender under or in connection with the Patriot Act; and

(i)          from time to time, as soon as reasonably practicable after request, such other information with respect to the Credit Parties that may be reasonably requested by the Lender.”

(e)          Section 6.1(a) (Limitations on Indebtedness and Preferred Equity Interests) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“(a)          In the case of the Borrower, incur, create, assume or suffer to exist any preferred stock, preferred membership interest or Indebtedness which would cause the amount of Indebtedness to which the Obligations are subordinated in relative lien priority with respect to the TDI Collateral (as defined in the Intercreditor Agreement) to exceed $15,000,000 in the aggregate (plus all interest accrued thereon from and after the Second Amendment Effective Date), including amounts outstanding under the Senior Credit Agreement, as it may be amended, restated, supplemented or otherwise modified, renewed or replaced from time to time in accordance with the terms of this Credit Agreement.”

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(f)          Section 6.3(a) (Limitation on Guaranties) of the Credit Agreement is hereby amended such section in its entirety and replacing it with the following:

“(a)          In the case of the Borrower, provide or suffer to exist any Guaranty (including any obligation as a general partner of a partnership or as a joint venturer of a Joint Venture in respect of Indebtedness of such partnership or Joint Venture), either directly or indirectly which would cause the amount of Indebtedness to which the Obligations are subordinated in relative lien priority with respect to the TDI Collateral (as defined in the Intercreditor Agreement) to exceed $15,000,000 in the aggregate (plus all interest accrued thereon from and after the Second Amendment Effective Date), including amounts outstanding under the Senior Credit Agreement, as it may be amended, restated, supplemented or otherwise modified, renewed or replaced from time to time in accordance with the terms of this Credit Agreement, except as permitted in Section 6.3 of the Senior Credit Agreement.”

(g)          Section 6.12 (Amendment of Documents) of the Credit Agreement is hereby amended such section in its entirety and replacing it with the following:

"(a) Amend the constitutional documents of any Credit Party without the prior written consent of the Lender, (b) amend or waive any term or provision of the Senior Credit Agreement or any of the other documents delivered to the Senior Administrative Agent pursuant to the Senior Credit Agreement (collectively, the “Senior Loan Documents”) or (c) enter into any extension, refinancing or replacement of the Senior Obligations under the Senior Credit Agreement (on one or more occasions), in the case of clauses (b) and (c) that could reasonably be expected to (i) be adverse to the Lender in any material respect, or (ii) violate the covenants of the Senior Administrative Agent or the Borrower under the Intercreditor Agreement, in each case without the prior written consent of the Lender (such consent not to be unreasonably withheld). Notwithstanding the foregoing, the Borrower shall provide the Lender with a copy of all amendments, waivers or other modifications entered into with respect to the constitutional documents of any Credit Party or any Senior Loan Document as soon as reasonably practicable and in any event within two (2) Business Days after execution and delivery thereof."

(h)          Section 7(n) (Events of Default) of the Credit Agreement is hereby amended such section in its entirety and replacing it with the following:

"(n)          an event of default (howsoever described) under the Senior Credit Agreement shall have occurred and be continuing, or the Senior Administrative Agent shall have resigned thereunder and a replacement administrative agent not reasonably acceptable to the Lender shall have been appointed as a successor administrative agent (it being agreed that (i) Octopus Investments Limited (“OI”) or any lender (or affiliate of a lender) under the Senior Credit Agreement, (ii) affiliates of OI or other Persons, in each case that are managed by, controlled by or under common control with OI, or (iii) any commercial bank or other financial institution organized under the laws of the United States (or any state thereof or the District of Columbia), the United Kingdom or Canada (or any province or territory thereof), having a combined capital and surplus of at least $250,000,000 and that is (x) experienced and sophisticated in the entertainment industry lending market or (y) recognized as being active in the leveraged finance market, shall be an acceptable replacement administrative agent),"

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(i)          In the following provisions of the Credit Agreement, each reference in the Credit Agreement to the “JPM Credit Agreement” shall be deemed to refer to the “Senior Credit Agreement”:

(i)          the definitions of “Cash Equivalents”, “Environmental Laws”, “Environmental Permit”, “Hazardous Materials”, “Net Available Proceeds”, “Net Cash Payments”, “Permitted Encumbrances” and “Release” in Article I; and

(ii)         sub-clauses (a), (b), (c), (e) and (f) of Section 5.1, Sections 5.3, 5.5, 5.13(a), 5.14, 5.16, 6.2, 6.4, 6.5, 6.6, 6.8, 6.10, 6.13, 6.14, 6.15 and 11.3.

(j)          In Sections 3.10(b), 5.16 (as to the second reference only), 10.1, 11.1 and 11.3 of the Credit Agreement, each reference to the “JPM Administrative Agent” shall be deemed to refer to the “Senior Administrative Agent”.

(k)          In Section 6.3(b)(ii) of the Credit Agreement, the reference to “JPM Obligations” shall be deemed to refer to “Senior Obligations”.

3.          Legend. The legend appearing on the cover page of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Notwithstanding anything herein to the contrary, the payment of and security for the principal amount of the indebtedness evidenced by this instrument and the interest accruing thereon is subject to the provisions of the Subordination and Intercreditor Agreement dated as of December 31, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) by and among Key Brand Entertainment Inc., as Borrower, Hollywood Media Corp., as Subordinated Lender and Terido LLP, as Senior Agent. If there is a conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement will control.”

4.          Interpretation. For purposes of this Amendment, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment.

5.          Consents. The Lender hereby acknowledges and consents to (i) the prepayment of all of the obligations and liabilities of the Borrower and its Subsidiaries under, and the termination of, the Existing Senior Credit Agreement and its replacement with the New Senior Credit Agreement and (ii) the execution and delivery of the New Senior Credit Agreement and the consummation of the transactions contemplated thereunder.

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6.           Conditions to Effectiveness. This Amendment shall not become effective until the date (the “Second Amendment Effective Date”) upon which:

(a)          counterparts of this Amendment shall have been executed and delivered by the Borrower, the Company and the Lender;

(b)          the Lender shall have received a certificate of Chief Executive Officer and/or the Chief Financial Officer of the Borrower certifying that, as of the Second Amendment Effective Date, no event or circumstance that could reasonably be expected to constitute a Material Adverse Effect shall have occurred with respect to the business, operations, performance, assets, properties or condition (financial or otherwise) of the Credit Parties taken as a whole since June 30, 2012;

(c)          the Lender shall have received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of the Borrower certify that the Borrower and the Credit Parties, on a consolidated basis, are Solvent (as defined in the Senior Credit Agreement) upon the consummation of the transaction contemplated by this Amendment and the incurrence of the Indebtedness under the New Senior Credit Agreement and all other transactions contemplated to occur in connection herewith and therewith;

(d)          the Lender shall have received a certificate of Chief Executive Officer and/or the Chief Financial Officer of the Borrower certifying that, as of the Second Amendment Effective Date, no Default or Event of Default shall have occurred and is existing under the Credit Agreement;

(e)          the Lender shall have received a fully executed copy of (i) the new Senior Credit Agreement, (ii) a fully completed Schedule 3.15 attached to this Amendment and (iii) the new Subordination and Intercreditor Agreement dated as of the date of this Amendment, among the Lender, the Borrower and the Senior Administrative Agent, each in form and substance reasonably acceptable to the Lender;

(f)          the Lender shall have received evidence acceptable to it of the delivery of all Pledged Securities then held by the JPM Administrative Agent to the Senior Administrative Agent (but only to the extent required to be pledged under the terms of the Senior Credit Agreement), and assurances acceptable to the Lender that the Senior Administrative Agent has agreed to hold all such Pledged Securities as bailee for perfection for the Lender;

(g)          the Lender shall have received written confirmation (which confirmation may be transmitted via email) from Ernst & Young that it is substantially complete with its audit of the financial statements of the Borrower and its Subsidiaries for the Fiscal Year ending June 30, 2012 substantially in the form of the drafts provided to the Lender for review upon consummation of the transactions contemplated by this Amendment and the Senior Credit Agreement and standard end stage audit procedures, which include updating subsequent events throughout the date of Ernst & Young’s opinion (including examining subsequent cash receipts and disbursements thorough the date of Ernst & Young’s opinion), final proofing of the financial statements by Ernst & Young’s creative services group, which could result in minor wording changes to the latest draft financials, and obtaining audit committee and management representation letters dated as of Ernst & Young’s opinion issue date, which confirmation shall include statements from Ernst & Young that they do not expect the opinion to be issued with any qualifications;

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(h)          the Lender shall have received a fully executed amendment to the Warrant to Purchase Shares of Common Stock of the Company (the “Warrant”), issued on December 15, 2010, pursuant to which (i) the date on which the put right of the Warrantholder (as defined thereunder) put right (the “Put”) to exercise the Warrant (as defined therein) is revised to match the Maturity Date under the Credit Agreement (as revised by the amendment in Section 1(c) above) and (ii) the minimum Put Price (as defined therein) is increased to $3,000,000;

(i)          the Lender shall have received a copy of the Company’s refinancing plan for the Senior Credit Agreement, with detail and substance reasonably satisfactory to the Lender, including an extension of the maturity date thereof beyond September 30, 2013; and

(j)          the Lender shall have received by wire transfer of immediately available funds (i) all reasonable out-of-pocket fees and expenses incurred by the Lender in connection with the transactions contemplated by this Amendment and the other documents related hereto, (ii) an amendment fee in an amount equal to $50,000 shall have been paid or shall be paid concurrently with the Second Amendment Effective Date and (iii) the scheduled December 31, 2012 payment of principal and accrued interest on the Loans of $1,002,128.00.

7.          Representations and Warranties. The Borrower and the Company each represent and warrant that:

(a)          after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date, in which case they shall have been true and correct as of such earlier date); and

(b)          after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing on and as of the date hereof.

8.          Confirmation of Obligations and Liens; Reaffirmation of Indemnity.

(a)          The Borrower and each other Credit Party acknowledges and confirms that as of the Second Amendment Effective Date (before giving effect to the payments in Section 6(j) above), (i) the aggregate principal amount of the Loan is $15,500,000 (the “Confirmed Principal Balance”) and (ii) the unpaid interest accrued in accordance with the terms of the Credit Agreement on the Loan is $463,667, which amounts constitute valid and subsisting obligations of the Borrower to the Lender that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. The foregoing amounts do not include any fees, expenses or other amounts that are chargeable or otherwise reimbursable under the Credit Agreement (as amended hereby), this Amendment or any other Fundamental Documents.

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(b)          Each of the Borrower and the other Credit Parties hereby (i) acknowledges its obligations under the Credit Agreement and the other Fundamental Documents, (ii) reaffirms that each of the Liens created and granted pursuant to the Credit Agreement and the other Fundamental Documents is valid and subsisting, and are perfected and of the priority required pursuant to the Credit Agreement and the other Fundamental Documents (including the Intercreditor Agreement) and (iii) acknowledges that this Amendment shall in no manner impair or otherwise adversely affect such Liens.

(c)          Without in any way limiting their reaffirmations and acknowledgements set forth in Sections 8 and 9, the Borrower hereby expressly acknowledges, agrees and reaffirms its reimbursement, indemnification and other obligations set forth in Sections 13.4 and 13.5 of the Credit Agreement. The Borrower further acknowledges, agrees and reaffirms that all of such reimbursement, indemnification and other obligations and agreements set forth in Article 13 of the Credit Agreement shall survive the termination of the Credit Agreement and the other Fundamental Documents and the payment in full of the Obligations, but, in each case, solely to the extent expressly set forth in the Credit Agreement.

9.          General Release.

(a)          In consideration of, among other things, the Lender’s execution and delivery of this Amendment, the Borrower and each other Credit Party, on behalf of itself and on behalf of its agents, representatives, officers, directors, advisors, employees, affiliates, Subsidiaries, successors, assigns, legal representatives and financial advisors (the “Releasing Parties”), hereby jointly and severally releases, acquits and forever discharges (collectively, the “Releases”) the Lender and its subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, financial advisors, successors and assigns, both present and former (collectively, the “Lender’s Affiliates” and together with the Lender, the “Releasees”) from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in contract, tort, law or equity which any Releasing Party has or may have against the Lender and/or the Lender’s Affiliates by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring in each case prior to the date of this Amendment in respect of the Credit Agreement and the other Fundamental Documents, including but not limited to, any claim or defense that relates to, in whole or in part, directly or indirectly, (i) the making or administration of the Loan, including, without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability theories”, (ii) any covenants, agreements, duties or obligations set forth in the Credit Agreement or any other Fundamental Documents or this Amendment, (iii) any actions or omissions of the Lender and/or any of the Lender’s Affiliates in connections with the initiation or continuing exercise of any right or remedy contained in the Credit Agreement or any other Fundamental Documents or at law or in equity, (iv) lost profits, (v) loss of business opportunity, (vi) increased financing costs, (vii) increased legal or other administrative fees or (viii) damages to business reputation (collectively, the “Claims”).

(b)          In entering into this Amendment, each of the Borrower and the other Credit Parties party hereto consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and each hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.

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10.         Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue unmodified and in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, the terms “Agreement,” “this Agreement,” “this Credit Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import shall mean, unless the context otherwise requires, the Credit Agreement as modified and amended by this Amendment.

11.         Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction.

12.         Counterparts. This Amendment may be executed in multiple counterparts and by facsimile or other electronic means, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers, as of the date first written above.

HOLLYWOOD MEDIA CORP.

By:	/s/ Tammy Hedge
	Name:	Tammy Hedge
	Title:	CFO

KEY BRAND ENTERTAINMENT INC.

By:	/s/ John Gore
	Name:	John Gore
	Title:	President, Treasurer and CEO

THEATRE DIRECT NY, INC.

By:	/s/ John Gore
	Name:	John Gore
	Title:	CEO

[Signature Page to Amendment No. 2]

Schedule 3.15 - Indebtedness

Instrument / Description	12/31/2012

Senior Debt
JPM - Revolver	-
JPM - Letters of Credit, cash collateralized after closing	-
Senior facility, Terido LLP	26,000,000
Subtotal - Senior debt	26,000,000

Trade Financing (1)	45,000,000
HMC Seller Note (2)	15,500,000
GSBO Seller Note	916,667
Subtotal - Debt	87,416,667

Capital Lease	1,409,295
Insurance Premium Note	795,963
Other LT liabilities, warrant	3,384,085

Total	$93,006,010

(1) Excludes accrued interest in the approximate amount of $9.6mm.

(2) Excludes accrued interest in the approximate amount of $0.5mm. Reflects balance before giving effect to the payments in Section 6(j) of the 2nd Amendment.